UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2026

The Simply Good Foods Company

(Exact name of registrant as specified in its charter)

Delaware	001-38115	82-1038121
(State or other jurisdiction of		(I.R.S. Employer
incorporation or organization)	(Commission File Number)	Identification Number)

1225 17th Street, Suite 1000
Denver, CO 80202
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (303) 633-2840

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SMPL	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Joseph E. Scalzo as a Director

On January 28, 2026, after the completion of the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of The Simply Good Foods Company (the “Company”), the Board of Directors of the Company (the “Board”) appointed Joseph E. Scalzo to the Board to serve until the 2027 Annual Meeting of Stockholders. Mr. Scalzo was appointed to the Board to fill a vacancy created by the departure of Geoff E. Tanner from all positions with the Company on January 18, 2026.

Mr. Scalzo was appointed to the Board pursuant to the terms of his employment agreement dated January 19, 2026. As an employee, Mr. Scalzo is not an independent member of the Board and will not receive any additional compensation for serving as a member of the Board. Mr. Scalzo will not be named to any of the standing Board’s committees. Mr. Scalzo has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Approval of Equity Incentive Plan

On January 28, 2026, the Company’s stockholders approved The Simply Good Foods Incentive Plan (the “2025 Plan”) at the Annual Meeting. The 2025 Plan replaces The Simply Good Foods Company 2017 Omnibus Incentive Plan (the “Prior Plan”), and no additional grants will be made under the Prior Plan. The 2025 Plan became effective immediately upon stockholder approval at the Annual Meeting.

A summary of the material terms of the 2025 Plan is set forth in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on December 17, 2025 (the “Proxy Statement”). The summaries of the 2025 Plan set forth above and in the Proxy Statement are qualified in their entirety by reference to the full text of the 2025 Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On January 28, 2026, the Company held its Annual Meeting in virtual format only, via the internet, with no physical in-person meeting. At the Annual Meeting, stockholders present in person (including by means of remote communication), or represented by proxy, approved the matters described below. The final voting results of the matters submitted to a vote of the stockholders were as follows:

Proposal 1. Election of 10 director nominees to serve until the 2027 annual meeting of stockholders and thereafter until their successors are duly elected and qualified:

	For	Withheld	Non-votes
Clayton C. Daley, Jr.	72,869,959	6,514,504	3,441,740
Michelle P. Goolsby	79,110,651	273,812	3,441,740
James M. Kilts	76,411,034	2,973,429	3,441,740
Romitha S. Mally	78,698,921	685,542	3,441,740
Robert G. Montgomery	79,245,281	139,182	3,441,740
Brian K. Ratzan	75,879,864	3,504,599	3,441,740
David W. Ritterbush	77,877,178	1,507,285	3,441,740
Joseph J. Schena	79,294,850	89,613	3,441,740
David J. West	79,305,145	79,318	3,441,740
James D. White	77,881,401	1,503,062	3,441,740

Proposal 2. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2026:

For	Against	Abstain	Non-votes
82,771,063	15,151	39,989	0

Proposal 3. Approval of The Simply Good Foods Incentive Plan:

For	Against	Abstain	Non-votes
77,893,087	1,429,287	62,089	3,441,740

Proposal 4. Advisory vote on the frequency of future advisory votes to approve the compensation of our named executive officers:

One Year	Two Years	Three Years	Abstain	Non-votes
75,376,778	6,946	3,952,526	48,213	3,441,740

Proposal 5. The advisory vote to approve the compensation of the Company’s named executive officers:

For	Against	Abstain	Non-votes
76,530,934	2,777,254	76,275	3,441,740

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
10.1	The Simply Good Foods Company Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 2, 2026	By:	/s/ Timothy R. Kraft
		Name:	Timothy R. Kraft
		Title:	Chief Legal and Corporate Development Officer